Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167265) of Kimco Realty Corporation and Subsidiaries of our report dated June 29, 2010 appearing in this report on Form 11-K of Kimco Realty Corp. 401(k) Plan for year ended December 31, 2010.

/s/ McGLADREY & PULLEN, LLP

New York, New York

June 29, 2011